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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 25, 1999

                             DIGITAL SOLUTIONS, INC.
               (Exact name of Registrant as specified in charter)


       New Jersey                       0-18492                  22-1899798
(State or other jurisdic-          (Commission              (IRS Employer
 tion of incorporation)            File Number)        Identification No.)


        300 Atrium Drive, Somerset, N.J.                              08873
         (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (732) 748-1700



         (Former name or former address, if changed since last report.)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                  Effective as of January 25, 1999, Digital Solutions, Inc. ("Digital or the "Company") consummated its acquisition of the TeamStaff Companies. As a result of the acquisition, the 10 TeamStaff Companies became wholly-owned subsidiaries of Digital.

         The TeamStaff Companies are comprised of the following corporations:
TeamStaff Holding Company, Inc. ("THC"), The TeamStaff Companies, Inc. ("TSC"), Employer Support Services, Inc, ("ESS"), TeamStaff U.S.A., Inc. ("TUSA"), TeamStaff, Inc. ("TSI"), TeamStaff II, Inc. ("TSI II"), TeamStaff III, Inc. ("TSI III"), TeamStaff IV, Inc. ("TSIV"), TeamStaff V, Inc. ("TSV") and TeamStaff Insurance Service, Inc. ("TIS"). Each of the TeamStaff Companies are Florida corporations with its principal address at 1211 N. Westshore Blvd., Suite 806, Tampa, Florida 33607. TeamStaff has also has offices in Raleigh/Durham, NC; Dallas, TX; Atlanta, GA; and Jacksonville, FL.

         As a result of the acquisition, the combined companies' PEO business will be based in Tampa. Mr. Kirk Scoggins, president and a principal shareholder of TeamStaff, has been appointed President of the combined company's professional employment organization ("PEO") division and joined the Board of Directors of Digital effective as of January 25, 1999. Effective on the closing, Digital entered into a two year employment agreement with Mr. Scoggins. In addition to the foregoing, the Company has agreed to forgive approximately $135,000 owed by Mr. Scoggins to the TeamStaff Entities provided Mr. Scoggins is employed by the Company for the next two years.

         The combined companies will have revenues of approximately $240 million and approximately 11,000 worksite employees, ranking the combined company among the top 15 PEOs in the United States. PEOs provide outsourcing of human resource, payroll, benefits, and workmen's compensation protection to small and medium sized businesses. The TeamStaff Companies serve a variety of industries, including golf course management, resort property management, manufacturing, distribution and service industries.

         Pursuant to the terms of the acquisition, the Company issued 8,233,334 million shares of its common stock in exchange for all of the common stock of TeamStaff and approximately $3.1 million in cash for all the preferred stock (and accrued dividends) and for payment of outstanding debt owed by the TeamStaff Companies to its shareholders. Digital also paid $750,000 for certain legal, accounting investment banking expenses of the former owners of the TeamStaff Companies. Additionally, Digital issued approximately 311,000 shares of common stock to its investment banking firm for services rendered in connection with the acquisition.

         Pursuant to the terms of the acquisition agreements, the former owners of the TeamStaff Companies agreed to indemnify Digital, subject an initial "basket' of $100,000, for claims of up to approximately $2,000,000 for various types of claims for breaches of representations and warranties. The former owners placed 1,471,800 shares of Common Stock into escrow in order

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to provide limited security for claims of indemnification brought by Digital for breaches of representations or warranties by the TeamStaff Companies.

         In addition, pursuant to the acquisition agreements, the former owners of the TeamStaff Companies have agreed to vote all shares of Digital owned by them during the two year period following the acquisition, in favor of management's nominees to the Board of Directors at all special or annual meetings of Digital's shareholders.

         The shares issued to former TeamStaff Companies' owners are "restricted shares" under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the acquisition agreements entered into between the Company and the former owners, the Company has agreed to use its best efforts to have declared effective by the SEC, on the first anniversary of the closing, a registration statement under the Act covering the resale by the former owners of one-third of the shares of the Company's Common Stock issued to the former owners. In addition, the Company has agreed to use its best efforts to have registration statements for one third of the shares declared effective by the SEC on each of the second and third anniversary dates of the closing.

         Digital received an increase in its present lending facility with Finova Capital Corporation in order to fund the acquisition and to increase its funding generally. The facility is comprised of a three-year term loan, with a five-year amortization and balloon payment at the end of three years, in the amount of $2.5 million; a one-year bridge loan in the amount of $750,000; and an increase in its revolving line of credit from $2 million to $2.5 million. The term loan bears an interest rate of prime plus 3 percent; the bridge loan bears an interest rate of 12 percent; and the revolving loan bears an interest rate of prime plus 1 percent. In addition, the Company will incur annual "success" fee payments of $200,000, $225,000 and $250,000, respectively, on the anniversary date of the loan facility.

         At a Special Meeting of Shareholders of Digital Solutions held in December 1998, the transaction was approved by holders of approximately 60 percent of Digital's common stock, representing 91 percent of the shares voted at the Special Meeting.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) Financial Statements of Businesses Acquired and Pro Forma Financial Information

         The financial statements of the TeamStaff Companies and the pro forma financial information required in accordance with Form 8K will be filed within 60 days of the filing of this Form 8K.

(c) Exhibits. The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

         3. Plan and Agreement of Merger and Reorganization dated as of October 29, 1998 among the Company, the Merger Corporations, the TeamStaff Entities and certain individuals and trusts as shareholders of the TeamStaff Entities (previously filed as Exhibit A to Proxy Statement of Digital Solutions, Inc. dated November 12, 1998).

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         3.1*     Amendment No. 1 dated as of January 21 , 1999 to Plan and
                  Agreement of Merger and Reorganization among Digital Solutions, Inc., DGAC I, Inc., DGAC II, Inc., DGAC III, Inc., DGAC IV, Inc., DGAC VI, Inc., DGAC VII, Inc., DGAC VIII, Inc., DGAC IX, Inc., DGAC X, Inc. and TeamStaff, Inc., TeamStaff II, Inc., TeamStaff III, Inc., TeamStaff IV, Inc., The TeamStaff Companies, Inc., TeamStaff Holding Company, Inc., Employer Support Services, Inc., TeamStaff U.S.A., Inc., Teamstaff Insurance Services, Inc., and Warren M. Cason, Dorothy C. Cason, Kirk A. Scoggins, Melissa C. Scoggins, as Trustee of the Kirk Allan Scoggins 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97, Warren M. Cason, Jr., as Trustee of the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97.

         9.* Form of Voting Agreement by and among Digital Solutions, Inc. Warren M. Cason, Dorothy C. Cason, Kirk A. Scoggins, Melissa
                  C. Scoggins, as Trustee of the Kirk Allan Scoggins 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97, Warren M. Cason, Jr., as Trustee of the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97

         10.1* Form of Employment Agreement between Digital Solutions, Inc. and Kirk Scoggins.

         10.2* Form of Registration Rights Agreement by and among Digital Solutions, Inc. and Warren M. Cason, Dorothy C. Cason, Kirk A. Scoggins, Melissa C. Scoggins, as Trustee of the Kirk Allan Scoggins 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97, Warren M. Cason, Jr., as Trustee of the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, dated 7/1/97.

         10.3* Amended and Restated Loan and Security Agreement among Digital Solutions, Inc. and its Subsidiaries as Co-Borrowers and Finova Capital Corporation dated January 25, 1999.

         19.4* Amended and Restated Secured Promissory Note A dated January 25, 1999 in the principal amount of $2,166,664 psysble to Finova Capital Corporation.

         10.5* Secured Promissory Note dated January 25, 1999 in the principal amount of $2,500,000 payable to Finova Capital Corporation.

         10.6* Secured Promissory Note C dated January 25, 1999 in the principal amount of $75,000 payable to Finova Capital Corporation.

         10.7* Amended and Restated Schedule to Loan and Security Agreement dated January 25, 1999.

                                           SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 1999                 DIGITAL SOLUTIONS, INC.
                                                 (Registrant)

                                        By /s/ Donald T. Kelly
                                        ----------------------
                                         Donald T. Kelly
                                         Chief Financial Officer

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